Exhibit 99.1 Sealed Air Corporation 2415 Cascade Pointe Blvd. Charlotte, NC 28208

For release: August 8, 2017

SEALED AIR REPORTS SECOND QUARTER 2017 RESULTS

•	Second Quarter 2017 Sales from Continuing Operations of $1.1 Billion, an increase of 3% reflecting 9% growth in North America

•
Net Earnings from Continuing Operations of $29 Million and Reported Net Earnings Per Share from Continuing Operations of $0.14, including tax expense of $18 Million, or $0.09 Per Diluted Share Related to the Pending Sale of Diversey

•	Adjusted Net Income from Continuing Operations of $69 Million, Adjusted EPS from Continuing Operations of $0.35 per share and Adjusted EBITDA of $196 million, or 18.3% of Net Sales

•	Raised Outlook for Adjusted EBITDA, Adjusted EPS and Free Cash Flow

CHARLOTTE, N.C., August 8, 2017 – Sealed Air Corporation (NYSE: SEE) today announced financial results for second quarter 2017. Commenting on these results, Jerome A. Peribere, President and Chief Executive Officer, said, “As we had predicted last year, we are delivering on our accelerated growth strategy, led by strength in North America.  In the first half 2017, volumes in North America increased 6% and 9% in the first and second quarters, respectively, as a result of continued adoption of our innovative solutions and strong end market demand across all proteins and within the e-Commerce and fulfillment sectors. We expect top-line growth to continue into the second half of the year and sequential profitability improvements through operational disciplines and increased sales of value-added solutions."

Peribere continued, “Our Diversey sale to Bain Capital Private Equity is on track to close in September and we are committed to a timely and successful separation.  This divestiture gives us an even greater focus on executing our profitable growth strategy. We will continue to invest in research and development, disruptive technologies and targeted acquisitions that enable geographic or adjacent market expansion.  The net proceeds of the transaction provide us the financial flexibility to return value to shareholders through share repurchases, dividends and debt reduction. So far this year, we have already repurchased 6.5 million shares valued at $285 million and still have $1.9 billion available under our share repurchase program."

Unless otherwise stated, all results compare second quarter 2017 results to second quarter 2016 results from continuing operations. Diversey refers to the Diversey Care and food hygiene and cleaning business. As a result of the pending sale of Diversey, we have also changed our segment reporting structure effective as of January 1, 2017. Food Care now includes the Medical Applications businesses which were previously reported under 'Other.' Additionally, Food Care now excludes the food hygiene business, which is a component of Diversey and classified as discontinued operations. Year-over-year financial discussions present operating results from continuing operations as reported, and on a constant dollar basis. Constant dollar refers to unit volume and price/mix performance and excludes the impact of currency translation from all periods referenced. Additionally, non-U.S. GAAP adjusted financial measures, such as Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Adjusted Net Earnings, Adjusted Diluted Earnings Per Share (“Adjusted EPS”) and Adjusted Tax Rate, exclude the impact of special items, such as restructuring charges, charges related to the sale of Diversey, charges related to ceasing operations in Venezuela, cash-settled stock appreciation rights (“SARs”) granted as part of the original Diversey acquisition and certain other infrequent or one-time items. Please refer to the supplemental information included with this press release for a reconciliation of Non-U.S. GAAP to U.S. GAAP financial measures.

Business Highlights

•
Food Care net sales of $680 million increased 2.2% as reported. Currency had a negative impact on Food Care net sales of 0.4%, or $3 million. On a constant dollar basis, net sales increased 2.6% primarily due to positive volume growth of 2.7%. Volume growth of 9% in North America and 1% in Europe, Middle East and Africa (EMEA) were partially offset by declines in Latin America and Asia Pacific. Adjusted EBITDA of $146 million or 21.5% of net sales was primarily attributable to positive volume trends, which were offset by higher raw material costs.

•
Product Care net sales of $391 million in the second quarter were up 4.4% as reported. Currency had a negative impact on Product Care net sales of 1.3%, or $5 million. On a constant dollar basis, net sales increased 5.7% primarily due to positive volume growth of 6.1%. Continued strength in e-Commerce and fulfillment resulted in volume growth of 12% in Asia Pacific and 9% in North America. Adjusted EBITDA of $77 million or 19.7% of net sales was attributable to volume growth, which was offset by unfavorable price/cost spread primarily due to higher raw material and freight costs.

•
Through August 1, 2017, the Company repurchased approximately 6.5 million shares for approximately $285 million with approximately $1.9 billion available for repurchase under the share repurchase program.

Second Quarter 2017 U.S. GAAP Summary, Continuing Operations
Net sales of $1.1 billion increased 3.0% on an as reported basis. Currency had a negative impact on total net sales of 0.7%, or $7 million. As reported, net sales in North America increased 9%. Asia Pacific declined 2% while Latin America and EMEA declined 4% each.

Net income from continuing operations on a reported basis was $29 million, or $0.14 per diluted share, as compared to net income from continuing operations of $2 million, or $0.01 per diluted share, in the second quarter 2016. Net income in the second quarter 2017 was unfavorably impacted by $40 million of special items, including $18 million of tax expense and $18 million of charges related the pending sale of Diversey. Special items negatively impacting the second quarter of 2017 also included costs incurred related to the sale of Diversey, and restructuring and other restructuring associated costs. Net income in the second quarter 2016 included $72 million of special items, including charges related to ceasing operations in Venezuela, restructuring charges and other costs associated with our restructuring programs, and a loss on the remeasurement of our Venezuelan subsidiaries.

The effective tax rate in the second quarter of 2017 was 66.3%, compared to the effective tax rate of 97.1% in the second quarter of 2016. The effective tax rate in the second quarter of 2017 was negatively impacted by tax expenses related to the pending sale of Diversey, an increase in tax related to earnings mix, and settlement of an audit in Europe for $3 million. The effective tax rate in the second quarter of 2016 was negatively impacted by the charges in Venezuela for which there was no tax benefit, an increase in valuation allowance against foreign tax credits and increases in unrecognized tax benefits.

Second Quarter 2017 Non-U.S. GAAP Summary, Continuing Operations

Net sales on a constant dollar basis increased 3.7% on volume growth of 3.9%. North America sales were up 8.9%, which was partially offset by a 1.4% decline in both Asia Pacific and EMEA and a 4.3% decline in Latin America.

Adjusted EBITDA for the second quarter 2017 was $196 million, or 18.3% of net sales, compared to $194 million, or 18.6% of net sales for the second quarter of 2016. Adjusted EBITDA included $27 million of Corporate expenses in the second quarter of 2017, of which $3 million reflected costs that were previously allocated to Diversey but not included in net income from discontinued operations. Corporate expenses were $32 million in the second quarter of 2016, and included $4 million of costs that were previously allocated to Diversey, but which were not included in net income from discontinued operations.

Adjusted EPS was $0.35 for the second quarter 2017. This compares to Adjusted EPS of $0.37 in the second quarter 2016. The Adjusted Tax Rate was 38.9% in the second quarter 2017, compared to 31.6% in the second quarter 2016. The Adjusted Tax Rate in the second quarter of 2017 was unfavorably impacted by earnings mix. The Adjusted Tax Rate in the second quarter of 2016 was favorably impacted by earnings mix.

Second Quarter 2017 U.S. GAAP Summary, Discontinued Operations
Net sales included in the calculation of net earnings from discontinued operations were $651 million as compared to $688 million in the second quarter of 2016. This decrease was primarily due to the expiration of the SC Johnson & Son licensing agreement as most recently discussed in our Form 10-Q filed May 9, 2017. Net income from discontinued operations on a reported basis was $59 million, or $0.31 per diluted share, as compared to $48 million, or $0.24 per diluted share in the second quarter 2016. Net earnings in the second quarter 2017 were favorably impacted by $13 million of tax benefit related to the planned repatriation of foreign earnings.

Cash Flow and Net Debt

Cash flow provided by operating activities in the six months ended June 30, 2017 was $141 million, which is net of $33 million of restructuring payments and $45 million of payments related to the sale of Diversey, including $33 million of tax payments and the remainder primarily attributable to professional fees. This compares with cash provided by operating activities of $187 million in the six months ended June 30, 2016, which is net of $36 million of restructuring payments.

Capital expenditures decreased to $93 million in the six months ended June 30, 2017 compared to $114 million in the six months ended June 30, 2016. Free Cash Flow, defined as net cash provided by operating activities less capital expenditures and payments related to the sale of Diversey, was an inflow of $93 million in the six months ended June 30, 2017. This compares to an inflow of $73 million in the six months ended June 30, 2016.

Compared to December 31, 2016, the Company’s net debt increased $394 million to $4.2 billion as of June 30, 2017. This increase in net debt primarily resulted from amounts paid for share repurchases, dividends and capital expenditures.

Raised Outlook for Full Year 2017, Continuing Operations
For the full year 2017, the Company continues to expect Net Sales of approximately $4.3 billion, as compared to $4.2 billion for the full year 2016. This sales performance is based on an expected 3% constant dollar sales growth in Food Care and in the range of 3 to 4% constant dollar sales growth in Product Care.

Adjusted EBITDA from continuing operations for the full year 2017 is now expected to be in the range of $825 to $835 million, as compared to $808 million for the full year 2016.

Adjusted EPS from continuing operations is expected to be in the range of $1.75 to $1.80 for the full year 2017 and assumes an Adjusted Tax Rate of 28% and an estimated 193 million diluted shares outstanding.

Currency is not expected to have a material impact on Net Sales, Adjusted EBITDA or Adjusted EPS for the full year 2017.

The Company's Free Cash Flow outlook assumes a September close on the sale of Diversey and is based on a full year of Adjusted EBITDA from continuing operations in the range of $825 to $835 million and eight months from discontinued operations of $215 million. Free Cash Flow outlook excludes cash flow generation from working capital related to Diversey in the last four months of the year, and does not include payments expected to be paid in relation to the sale of Diversey. The Company now anticipates 2017 Free Cash Flow to be approximately $400 million, including capital expenditures of approximately $175 million and cash restructuring payments of approximately $50 million, which excludes any restructuring charges to address stranded and unallocated costs. Full year 2016 Free Cash Flow was $631 million, including $276 million of capital expenditures and cash restructuring payments of $66 million.

Conference Call Information

Date:	Tuesday, August 8, 2017

Time:	10:00 a.m. (ET)

Webcast:	www.sealedair.com/investors

Conference Dial In:	(855) 472-5411 (domestic)

Conference Dial In:	(330) 863-3389 (international)

Participant Code:	51400170

A supplemental presentation accompanying the conference call will be available on the Company’s website at www.sealedair.com/investors.

Conference Call Replay Information

Dates:	Tuesday, August 8, 2017 at 1:00 p.m. (ET) through

Dates:	Thursday, September 7, 2017 at 12:59 p.m. (ET)

Webcast:	www.sealedair.com/investors

Conference Dial In:	(855) 859-2056 (domestic)

Conference Dial In:	(404) 537-3406 (international)

Participant Code:	51400170

Business
Sealed Air Corporation creates a world that feels, tastes and works better. In 2016, the Company generated revenue of approximately $6.8 billion by helping our customers achieve their sustainability goals in the face of today’s biggest social and environmental challenges. Our portfolio of widely recognized brands, including Cryovac® brand food packaging solutions, Bubble Wrap® brand cushioning and Diversey® cleaning and hygiene solutions, enables a safer and less wasteful food supply chain, protects valuable goods shipped around the world, and improves health through clean environments. Sealed Air has approximately 23,000 employees who serve customers in 171 countries. To learn more, visit www.sealedair.com.

Website Information
We routinely post important information for investors on our website, www.sealedair.com, in the "Investor Relations" section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Non-U.S. GAAP Information
In this press release and supplement, we have included several non-U.S. GAAP financial measures, including Adjusted Net Earnings and Adjusted EPS, net sales on a “constant dollar” or “organic” basis, Free Cash Flow, Adjusted EBITDA and Adjusted Tax Rate, as our management believes these measures are useful to investors. We present results and guidance, adjusted to exclude the effects of Special Items and their related tax impact that would otherwise be included under U.S. GAAP, to aid in comparisons with other periods or prior guidance.  In addition, non-U.S. GAAP measures are used by management to review and analyze our operating performance and, along with other data, as internal measures for setting annual budgets and forecasts, assessing financial performance, providing guidance and comparing our financial performance with our peers and may also be used for purposes of determining incentive compensation. The non-U.S. GAAP information has limitations as an analytical tool and should not be considered in isolation from or as a substitute for U.S. GAAP information. It does not purport to represent any similarly titled U.S. GAAP information and is not an indicator of our performance under U.S. GAAP. Non-U.S. GAAP financial measures that we present may not be comparable with similarly titled measures used by others. Investors are cautioned against placing undue reliance on these non-U.S. GAAP measures. For a reconciliation of these U.S. GAAP measures to non-U.S. GAAP measures and other important information on our use of non-U.S. GAAP financial measures, see the attached supplementary information entitled “Condensed Consolidated Statements of Cash Flows” (under the section entitled “Non-U.S. GAAP Free Cash Flow”), “Reconciliation of U.S. GAAP Net Earnings and U.S. GAAP Net Earnings Per Share to Non-U.S. GAAP Adjusted Net Earnings and Non-U.S. GAAP Adjusted Net Earnings Per Share” “Segment Information,” “Reconciliation of U.S. GAAP Net Earnings to Non-U.S. GAAP Total Company Adjusted EBITDA,” “Components of Change in Net Sales by Segment,” “Components of Changes in Net Sales by Region,” “Components of Organic Change in Net Sales by Segment,” and “Components of Organic Changes in Net Sales by Region.”  Information reconciling forward-looking U.S. GAAP measures to non-U.S. GAAP measures is not available without unreasonable effort.

*We have not provided guidance for the most directly comparable U.S. GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain Special Items, including gains and losses on the disposition of businesses, the ultimate outcome of certain legal or tax proceedings, foreign currency gains or losses resulting from the volatile currency market in Venezuela, and other unusual gains and losses.  These items are uncertain, depend on various factors, and could be material to our results computed in accordance with U.S. GAAP.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 concerning our business, consolidated financial condition and results of operations. Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements can be identified by such words as “anticipates,” “believes,” “plan,” “assumes,” “could,” “should,” “estimates,” “expects,” “intends,” “potential,” “seek,” “predict,” “may,” “will” and similar references to future periods. All statements other than statements of historical facts included in this press release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results, expectations regarding the results of restructuring and other programs, anticipated levels of capital expenditures and expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities and governmental and regulatory investigations and proceedings. The following are important factors that we believe could cause actual results to differ materially from those in our forward-looking statements: the tax benefits associated with the Settlement agreement (as defined in our 2016 Annual Report on Form 10-K), global economic and political conditions, changes in our credit ratings, changes in raw material pricing and availability, changes in energy costs, competitive conditions, the success of the sale of the Diversey Care division and food hygiene business, the success of our restructuring activities, currency translation and devaluation effects, the success of our financial growth, profitability, cash generation and manufacturing strategies and our cost reduction and productivity efforts, the success of new product offerings, the effects of animal and food-related health issues, pandemics, consumer preferences, environmental matters, regulatory actions and legal matters, and the other information referenced in the “Risk Factors” section appearing in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement made by us is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SEALED AIR CORPORATION
SUPPLEMENTARY INFORMATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS(1)
(Unaudited)
(In millions, except per share data)

	Three Months Ended June 30, (unaudited)		Six Months Ended June 30, (unaudited)
(In millions, except share data)	2017	2016	2017	2016
Net sales	$1,070.3	$1,038.9	$2,102.5	$2,044.8
Cost of sales(2)	726.0	689.3	1,421.8	1,359.6
Gross profit	344.3	349.6	680.7	685.2
Selling, general and administrative expenses(2)	201.8	197.3	397.6	382.4
Amortization expense of intangible assets acquired	1.1	3.5	6.1	6.3
Restructuring and other charges(2)	2.0	1.2	3.9	1.0
Operating profit	139.4	147.6	273.1	295.5
Interest expense	(50.9)	(50.9)	(99.7)	(101.8)
Foreign currency exchange loss related to Venezuelan subsidiaries	—	(0.6)	—	(1.6)
Charge related to Venezuelan subsidiaries(2)	—	(46.0)	—	(46.0)
Other (expense) income, net	(3.9)	4.5	(6.2)	1.0
Earnings before income tax provision	84.6	54.6	167.2	147.1
Income tax provision	56.1	53.0	192.5	70.6
Net earnings (loss) from continuing operations	28.5	1.6	(25.3)	76.5
Net earnings from discontinued operations, net of tax	59.3	48.0	69.9	75.5
Net earnings available to common stockholders	$87.8	$49.6	$44.6	$152.0
Basic:
Continuing operations	$0.14	$0.01	$(0.13)	$0.38
Discontinued operations	0.31	0.24	0.36	0.38
Net earnings (loss) per common share - basic(3)	$0.45	$0.25	$0.23	$0.76
Diluted:
Continuing operations	$0.14	$0.01	$(0.13)	$0.38
Discontinued operations	0.31	0.24	0.36	0.38
Net earnings (loss) per common share - diluted(3)	$0.45	$0.25	$0.23	$0.76
Dividends per common share	$0.16	$0.16	$0.32	$0.29
Weighted average number of common shares outstanding:
Basic	192.5	195.6	192.9	195.4
Diluted(3)	194.8	198.4	195.3	198.0

(1)
The supplementary information included in this press release for 2017 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2)
Due to the ongoing challenging economic situation in Venezuela, the Company approved a program in the second quarter of 2016 to cease operations in the country.  This resulted in total costs of $47.3 million being incurred which included a voluntary reduction in headcount including severance and termination benefits for employees of approximately $0.3 million recorded in restructuring and other charges, depreciation and amortization expense related to fixed assets and intangibles of approximately $0.6 million recorded in selling, general and administrative expenses, inventory reserves of $0.4 million recorded in costs of sales and the reclassification of cumulative translation adjustment of approximately $46.0 million recorded in charges related to Venezuelan subsidiaries.

(3)
The Company early adopted ASU 2016-09 on a prospective basis as required, related to the recognition of excess tax benefits to the income statement which were previously recorded in additional paid-in capital, effective January 1, 2016. This resulted in an additional 456,352 and 436,288 diluted weighted average number of common shares outstanding for the three and six months ended June 30, 2016, respectively, and recognition of excess tax benefits of $9.6 million in net earnings from continuing operations and $1.0 million in net earnings from discontinued operations for the six months ended June 30, 2016 (there was no impact for the three months ended June 30, 2016). As a result, net earnings per common share increased by $0.05 per share for the six months ended June 30, 2016 and no impact for the three months ended June 30, 2016.

SEALED AIR CORPORATION
SUPPLEMENTARY INFORMATION
CONDENSED CONSOLIDATED BALANCE SHEETS(1)
(Unaudited)
(In millions)

(In millions, except share data)	June 30, 2017 (unaudited)	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$243.0	$333.7
Trade receivables, net	310.3	460.5
Income tax receivables	15.9	11.5
Other receivables	77.3	72.7
Inventories, net	532.1	456.7
Current assets held for sale	3,016.4	825.7
Prepaid expenses and other current assets	251.9	54.5
Total current assets	4,446.9	2,215.3
Property and equipment, net	926.7	889.6
Goodwill	1,889.1	1,882.9
Intangible assets, net	41.0	40.1
Deferred taxes	129.7	169.9
Non-current assets held for sale	—	2,026.0
Other non-current assets	193.5	175.4
Total assets	$7,626.9	$7,399.2
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	$358.0	$83.0
Current portion of long-term debt	297.5	297.0
Accounts payable	646.7	539.2
Current liabilities held for sale	1,293.6	683.3
Accrued restructuring costs	29.7	44.8
Other current liabilities	444.5	471.7
Total current liabilities	3,070.0	2,119.0
Long-term debt, less current portion	3,790.1	3,762.6
Deferred taxes	4.4	4.9
Non-current liabilities held for sale	—	501.0
Other non-current liabilities	422.9	402.0
Total liabilities	7,287.4	6,789.5
Stockholders’ equity:
Preferred stock	—	—
Common stock	23.0	22.8
Additional paid-in capital	1,943.7	1,974.1
Retained earnings	1,022.8	1,040.0
Common stock in treasury	(1,729.4)	(1,478.1)
Accumulated other comprehensive loss, net of taxes	(920.6)	(949.1)
Total stockholders’ equity	339.5	609.7
Total liabilities and stockholders’ equity	$7,626.9	$7,399.2

(1)
The supplementary information included in this press release for 2017 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

CALCULATION OF NET DEBT(1)

	June 30, 2017 (unaudited)	December 31, 2016
Short-term borrowings	$358.0	$83.0
Current portion of long-term debt	297.5	297.0
Long-term debt, less current portion	3,790.1	3,762.6
Total debt	4,445.6	4,142.6
Less: cash and cash equivalents	(243.0)	(333.7)
Net debt	$4,202.6	$3,808.9

(1)
The supplementary information included in this press release for 2017 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

SEALED AIR CORPORATION
SUPPLEMENTARY INFORMATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS(1)
(Unaudited)
(In millions)

	Six Months Ended June 30, (unaudited)
(In millions)	2017	2016
		Revised(3)
Net earnings available to common stockholders	$44.6	$152.0
Adjustments to reconcile net earnings to net cash provided by operating activities(2)	268.0	225.5
Changes in operating assets and liabilities:
Trade receivables, net	(58.3)	(83.9)
Inventories	(86.5)	(82.9)
Accounts payable	145.4	90.3
Other assets and liabilities	(171.9)	(114.1)
Net cash provided by operating activities	141.3	186.9
Cash flows from investing activities:
Capital expenditures	(93.2)	(113.5)
Proceeds, net from sale of business and property and equipment	3.6	8.2
Business acquired in purchase transactions, net of cash acquired	(3.5)	—
Settlement of foreign currency forward contracts	11.3	(31.3)
Net cash used in investing activities	(81.8)	(136.6)
Cash flows from financing activities:
Net proceeds from borrowings	252.2	35.0
Change in cash used as collateral on borrowing arrangements	(2.0)	0.3
Dividends paid on common stock	(61.8)	(57.0)
Acquisition of common stock for tax withholding	(21.5)	(22.3)
Repurchases of common stock	(305.3)	(52.0)
Other financing activities	0.3	—
Net cash used in financing activities	(138.1)	(96.0)
Effect of foreign currency exchange rate changes on cash and cash equivalents	(12.1)	(16.3)
Balance, beginning of period	333.7	321.7
Net change during the period	(90.7)	(62.0)
Balance, end of period	$243.0	$259.7

Non-U.S. GAAP Free Cash Flow:
Cash flow from operating activities	$141.3	$186.9
Capital expenditures for property and equipment	(93.2)	(113.5)
Free Cash Flow(4)	$48.1	$73.4

Supplemental Cash Flow Information:
Interest payments, net of amounts capitalized	$107.0	$108.0
Income tax payments	$92.6	$59.9
Payments related to the sale of Diversey(4)	$44.8	$—
Stock appreciation rights payments (less amounts included in restructuring payments)	$—	$1.9
Restructuring payments including associated costs	$33.1	$36.4

(1)
The supplementary information included in this press release for 2017 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2)
2017 primarily consists of $117 million of deferred taxes, depreciation and amortization $105 million, share based compensation expense of $23 million and profit sharing expense of $15 million. 2016 primarily consists of depreciation and amortization of $107 million, share based compensation expense of $30 million, profit sharing expense of $17 million, charges related to ceasing operations in Venezuela of $46 million, loss on sale of business of $2 million, and a remeasurement loss of $3 million.

(3)
The Company early adopted ASU 2016-09 on a retrospective basis related to the classification of excess tax benefits on the Statement of Cash Flows, effective January 1, 2016, which resulted in an increase in operating cash flow of $7 million and a decrease in financing activities of $7 million for the six months ended June 30, 2016. There was not a material impact on the three months ended June 30, 2016.

(4)
Free cash flow was $93 million in 2017 excluding the payment of charges related to the sale of Diversey of $45 million. These payments include $33 million related to tax payments and the remainder primarily attributable to professional fees. Free cash flow does not represent residual cash available for discretionary expenditures, including mandatory debt servicing requirements or non-discretionary expenditures that are not deducted from this measure.

SEALED AIR CORPORATION
SUPPLEMENTARY INFORMATION
RECONCILIATION OF U.S. GAAP NET EARNINGS AND U.S. GAAP NET EARNINGS PER COMMON SHARE TO
NON-U.S. GAAP ADJUSTED NET EARNINGS AND NON-U.S. GAAP ADJUSTED NET EARNINGS PER COMMON SHARE(1)
(Unaudited)
(In millions, except per share data)

	Three Months Ended June 30,				Six Months Ended June 30,
	2017		2016		2017		2016
(In millions, except per share data)	Net Earnings	EPS	Net Earnings	EPS	Net Earnings	EPS	Net Earnings	EPS
U.S. GAAP net earnings (loss) and EPS available to common stockholders from continuing operations(2)	$28.5	$0.14	$1.6	$0.01	$(25.3)	$(0.13)	$76.5	$0.38
Special items(3)	40.0	0.21	71.6	0.36	178.5	0.91	79.5	0.40
Non-U.S. GAAP adjusted net earnings and adjusted EPS available to common stockholders from continuing operations	$68.5	$0.35	$73.2	$0.37	$153.2	$0.78	$156	$0.78
Weighted average number of common shares outstanding - Diluted		194.8		198.4		195.3		198.0

(1)
The supplementary information included in this press release for 2017 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2)	Net earnings per common share is calculated under the two-class method.

(3)	Special Items include the following:

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per share data)	2017	2016	2017	2016
Special Items:
Restructuring and other charges(1)	$(2.0)	$(0.9)	(3.9)	(0.7)
Other restructuring associated costs included in cost of sales and selling, general and administrative expenses	(5.9)	(4.1)	(9.8)	(8.0)
SARs	—	(0.9)	—	(1.0)
Foreign currency exchange loss related to Venezuelan subsidiaries	—	(0.6)	—	(1.6)
Charges related to ceasing operations in Venezuela(1)	—	(47.3)	—	(47.3)
(Loss) gain on sale of North American foam trays and absorbent pads business and European food trays business	(0.2)	—	2.1	(1.6)
(Loss) gain related to the sale of other businesses, investments and property, plant and equipment	(0.2)	(0.4)	(0.2)	(2.1)
Charges related to the sale of Diversey	(17.8)	—	(33.9)	—
Other special items(2)	(1.5)	1.8	2.6	0.4
Pre-tax impact of special items	(27.6)	(52.4)	(43.1)	(61.9)
Tax impact of special items and tax special items(3)	(12.4)	(19.2)	(135.4)	(17.6)
Net impact of special items	$(40.0)	$(71.6)	$(178.5)	$(79.5)
Weighted average number of common shares outstanding - Diluted	194.8	198.4	195.3	198.0
Earnings per share impact from special items	$(0.21)	$(0.36)	$(0.91)	$(0.40)

(1)
Due to the ongoing challenging economic situation in Venezuela, the Company approved a program in the second quarter of 2016 to cease operations in the country. This resulted in total costs of $47.3 million being incurred which included a voluntary reduction in headcount including severance and termination benefits for employees of approximately $0.3 million recorded in restructuring and other charges, depreciation and amortization expense related to fixed assets and intangibles of approximately $0.6 million recorded in selling, general and administrative expenses, inventory reserves of $0.4 million recorded in costs of sales and the release of cumulative translation adjustment of approximately $46.0 million recorded in charges related to Venezuelan subsidiaries.

(2)
Other special items for the six months ended June 30, 2017 primarily included a recovered wage tax as the result of a court ruling partially offset by legal fees associated with restructuring and acquisitions. For the three months ended June 30, 2017 other special items primarily included an expense related to the recovered wage tax reserve as well as legal fees associated with restructuring and acquisitions. Other special items for the three and six months ended June 30, 2016 primarily included a reduction in a non-income tax reserve following the completion of a governmental audit partially offset by legal fees associated with restructuring and acquisitions.

(3)	Refer to Note 1 to the table below for a description of Special Items related to tax.

The calculation of the non-U.S. GAAP Adjusted income tax rate is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per share data)	2017	2016	2017	2016
U.S. GAAP Earnings before income tax provision from continuing operations	$84.6	$54.6	$167.2	$147.1
Pre-tax impact of special items	(27.6)	(52.4)	(43.1)	(61.9)
Non-U.S. GAAP Adjusted Earnings before income tax provision from continuing operations	$112.2	$107.0	$210.3	$209.0

U.S. GAAP Income tax provision from continuing operations	$56.1	$53.0	$192.5	$70.6
Tax Special Items(1)	(21.6)	(21.1)	(149.9)	(21.1)
Tax impact of Special Items	9.2	1.9	14.5	3.5
Non-U.S. GAAP Adjusted Income tax provision from continuing operations	$43.7	$33.8	$57.1	$53.0

U.S. GAAP Effective income tax rate	66.3%	97.1%	115.1%	48.0%
Non-U.S. GAAP Adjusted income tax rate	38.9%	31.6%	27.2%	25.4%

(1)	For the three and six months ended June 30, 2017, the special tax items included $18 million and $145 million respectively, of tax expense recorded in accordance with the pending sale of Diversey.

SEALED AIR CORPORATION
SUPPLEMENTARY INFORMATION
SEGMENT INFORMATION(1)
(Unaudited)
(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2017	2016	2017	2016
Net Sales:
Food Care	$679.5	$664.6	$1,335.1	$1,303.0
As a % of Total Company net sales	63.5%	64.0%	63.5%	63.7%
Product Care	390.8	374.3	767.4	741.8
As a % of Total Company net sales	36.5%	36.0%	36.5%	36.3%
Total Company Net Sales	$1,070.3	$1,038.9	$2,102.5	$2,044.8

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2017	2016	2017	2016
Adjusted EBITDA from continuing operations(2):
Food Care	$146.2	$146.5	$287.7	$285.1
Adjusted EBITDA Margin	21.5%	22.0%	21.5%	21.9%
Product Care	77.1	78.7	151.2	155.8
Adjusted EBITDA Margin	19.7%	21.0%	19.7%	21.0%
Corporate(3)	(27.0)	(31.5)	(60.7)	(61.0)
Non-U.S. GAAP Total Company Adjusted EBITDA from continuing operations	$196.3	$193.7	$378.2	$379.9
Adjusted EBITDA Margin	18.3%	18.6%	18.0%	18.6%

(1)
The supplementary information included in this press release for 2017 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2)
As of January 1, 2017 we modified our calculation of Adjusted EBITDA to exclude interest income. The impact in this modification was $2.0 million and $3.6 million for the three and six months ended June 30, 2016, respectively.

(3)	Unallocated costs related to Diversey that have been included in adjusted EBITDA for Corporate were as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2017	2016	2017	2016
Unallocated costs	$2.9	$3.6	$10.9	$8.7

SEALED AIR CORPORATION
SEGMENT INFORMATION – CONTINUED
SUPPLEMENTARY INFORMATION(1)
RECONCILIATION OF U.S. GAAP NET EARNINGS TO
NON-U.S. GAAP TOTAL COMPANY ADJUSTED EBITDA
(Unaudited)
(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2017	2016	2017	2016
U.S. GAAP Net earnings (loss) from continuing operations	$28.5	$1.6	$(25.3)	$76.5
Interest expense	(50.9)	(50.9)	(99.7)	(101.8)
Interest income	3.2	2.0	5.4	3.6
Income tax provision	56.1	53.0	192.5	70.6
Depreciation and amortization(4)	(36.4)	(38.5)	(73.6)	(73.4)
Accelerated depreciation and amortization of fixed assets and intangible assets for Venezuelan subsidiaries(2)	—	0.7	—	0.7
Special Items:
Restructuring and other charges(2)(5)	(2.0)	(0.9)	(3.9)	(0.7)
Other restructuring associated costs included in cost of sales and selling, general and administrative expenses	(5.9)	(4.1)	(9.8)	(8.0)
SARs	—	(0.9)	—	(1.0)
Foreign currency exchange loss related to Venezuelan subsidiaries	—	(0.6)	—	(1.6)
Charges related to ceasing operations in Venezuela(2)	—	(47.3)		(47.3)
(Loss) gain on sale of North American foam trays and absorbent pads business and European food trays business	(0.2)	—	2.1	(1.6)
Loss related to the sale of other businesses, investments and property, plant and equipment	(0.2)	(0.4)	(0.2)	(2.1)
Charges incurred related to the sale of Diversey	(17.8)	—	(33.9)	—
Other special items(3)	(1.5)	1.8	2.6	0.4
Pre-tax impact of Special items	(27.6)	(52.4)	(43.1)	(61.9)
Non-U.S. GAAP Total Company Adjusted EBITDA from continuing operations	$196.3	$193.7	$378.2	$379.9

(1)
The supplementary information included in this press release for 2017 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2)
Due to the ongoing challenging economic situation in Venezuela, the Company approved a program in the second quarter of 2016 to cease operations in the country. This resulted in total costs of $47.3 million being incurred which included a voluntary reduction in headcount including severance and termination benefits for employees of approximately $0.3 million recorded in restructuring and other charges, depreciation and amortization expense related to fixed assets and intangibles of approximately $0.6 million recorded in selling, general and administrative expenses, inventory reserves of $0.4 million recorded in costs of sales and the release of cumulative translation adjustment of approximately $46.0 million recorded in charges related to Venezuelan subsidiaries.

(3)
Other special items for the six months ended June 30, 2017 primarily included a recovered wage tax as the result of a court ruling partially offset by legal fees associated with restructuring and acquisitions. For the three months ended June 30, 2017 other special items primarily included an expense related to the recovered wage tax reserve as well as legal fees associated with restructuring and acquisitions. Other special items for the three and six months ended June 30, 2016 primarily included a reduction in a non-income tax reserve following the completion of a governmental audit partially offset by legal fees associated with restructuring and acquisitions.

(4)	Depreciation and amortization by segment are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2017	2016	2017	2016
Food Care	$24.3	$22.3	$49.4	$45.2
Product Care	11.0	9.4	22.5	19.0
Corporate	1.1	6.8	1.7	9.2
Total Company depreciation and amortization(1)	$36.4	$38.5	$73.6	$73.4

(1)        Includes share-based incentive compensation of $10.9 million and $18.9 million for the three and six months ended
June 30, 2017, respectively, and $13.9 million and $25.4 million for the three and six ended June 30, 2016, respectively.

(4)	Restructuring and other charges by segment is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2017	2016	2017	2016
Food Care	$1.3	$0.5	$2.5	$0.4
Product Care	0.7	0.4	1.4	0.3
Total Company restructuring and other charges(1)	$2.0	$0.9	$3.9	$0.7

(1)        For the three and six months ended June 30, 2016 restructuring and other charges excludes $0.3 million related to severance and termination benefits for employees in our Venezuelan subsidiaries.

SEALED AIR CORPORATION
SUPPLEMENTARY INFORMATION
COMPONENTS OF CHANGE IN NET SALES BY SEGMENT(1)

	Three Months Ended June 30, (Unaudited)
(In millions)	Food Care		Product Care		Total Company
2016 Net Sales	$664.6		$374.3		$1,038.9
Volume - Units	17.9	2.7%	22.8	6.1%	40.7	3.9%
Price/mix(2)	(0.4)	(0.1)%	(1.6)	(0.4)%	(2)	(0.2)%
Total constant dollar change (Non-U.S. GAAP)(3)	17.5	2.6%	21.2	5.7%	38.7	3.7%
Foreign currency translation	(2.6)	(0.4)%	(4.7)	(1.3)%	(7.3)	(0.7)%
Total change (U.S. GAAP)	$14.9	2.2%	$16.5	4.4%	$31.4	3.0%

2017 Net Sales	$679.5		$390.8		$1,070.3

	Six Months Ended June 30, (Unaudited)
(In millions)	Food Care		Product Care		Total Company
2016 Net Sales	$1,303.0		$741.8		$2,044.8
Volume - Units	37.7	2.9%	41.3	5.6%	79	3.9%
Price/mix(2)	(6.6)	(0.5)%	(6.8)	(0.9)%	(13.4)	(0.7)%
Total constant dollar change (Non-U.S. GAAP)(3)	31.1	2.4%	34.5	4.7%	65.6	3.2%
Foreign currency translation	1.0	0.1%	(8.9)	(1.2)%	(7.9)	(0.4)%
Total change (U.S. GAAP)	$32.1	2.5%	$25.6	3.5%	$57.7	2.8%

2017 Net Sales	$1,335.1		$767.4		$2,102.5

(1)
The supplementary information included in this press release for 2017 is preliminary and subject to change prior to the filing of our upcoming Quarterly report on Form 10-Q with the Securities and Exchange Commission.

(2)
Our price/mix reported above includes the net impact of our pricing actions and rebates as well as the period-to-period change in the mix of products sold. Also included in our reported price/mix is the net effect of some of our customers purchasing our products in non-U.S. dollar or euro-denominated countries at selling prices denominated in U.S. dollars or euros. This primarily arises when we export products from the U.S. and euro-zone countries.

(3)
Total constant dollar change is a non-U.S. GAAP financial measure which excludes the impact of foreign currency translation. Since we are a U.S. domiciled company, we translate our foreign currency denominated financial results into U.S. dollars. Due to changes in the value of foreign currencies relative to the U.S. dollar, translating our financial results from foreign currencies to U.S. dollars may result in a favorable or unfavorable impact. It is important that we take into account the effects of foreign currency translation when we view our results and plan our strategies. Nonetheless, we cannot control changes in foreign currency exchange rates. Consequently, when our management looks at our financial results to measure the core performance of our business, we exclude the impact of foreign currency translation by translating our current period results at prior period foreign currency exchange rates. We also may exclude the impact of foreign currency translation when making incentive compensation determinations. As a result, our management believes that these presentations are useful internally and may be useful to our investors.

SEALED AIR CORPORATION
SUPPLEMENTARY INFORMATION
COMPONENTS OF CHANGE IN NET SALES BY REGION(1)

	Three Months Ended June 30, (Unaudited)
(In millions)	North America		EMEA(2)		Latin America		APAC(3)		Total
2016 net sales	$544.8		$248.8		$99.4		$145.9		$1,038.9
Volume-Units	49.7	9.1%	(1.9)	(0.8)%	(5.9)	(5.9)%	(1.2)	(0.8)%	40.7	3.9%
Price/mix(4)	(1.3)	(0.2)%	(1.4)	(0.6)%	1.6	1.6%	(0.9)	(0.6)%	(2.0)	(0.2)%
Total constant dollar change (Non-U.S. GAAP)(5)	$48.4	8.9%	$(3.3)	(1.4)%	$(4.3)	(4.3)%	$(2.1)	(1.4)%	$38.7	3.7%
Foreign currency translation	(0.9)	(0.2)%	(5.7)	(2.3)%	0.2	0.2%	(0.9)	(0.6)%	(7.3)	(0.7)%
Total change (U.S. GAAP)	$47.5	8.7%	$(9.0)	(3.7)%	$(4.1)	(4.1)%	$(3.0)	(2.0)%	$31.4	3.0%

2017 net sales	$592.3		$239.8		$95.3		$142.9		$1,070.3

	Six Months Ended June 30, (Unaudited)
(In millions)	North America		EMEA(2)		Latin America		APAC(3)		Total
2016 net sales	$1,076.4		$484.2		$190.3		$293.9		$2,044.8
Volume-Units	89.1	8.3%	(5.5)	(1.1)%	(4.6)	(2.4)%	—	—%	79	3.9%
Price/mix(4)	(10.5)	(1.0)%	(6.1)	(1.3)%	5.3	2.8%	(2.1)	(0.7)%	(13.4)	(0.7)%
Total constant dollar change (Non-U.S. GAAP)(5)	$78.6	7.3%	$(11.6)	(2.4)%	$0.7	0.4%	$(2.1)	(0.7)%	$65.6	3.2%
Foreign currency translation	(0.3)	—%	(13.7)	(2.8)%	1.7	0.9%	4.4	1.5%	(7.9)	(0.4)%
Total change (U.S. GAAP)	$78.3	7.3%	$(25.3)	(5.2)%	$2.4	1.3%	$2.3	0.8%	$57.7	2.8%

2017 net sales	$1,154.7		$458.9		$192.7		$296.2		$2,102.5

(1)
The supplementary information included in this press release for 2017 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2)	EMEA consists of Europe, Middle East, Africa and Turkey.

(3)	APAC refers collectively to our Asia Pacific region. This region consists of i) Greater China, ii) India/Southeast Asia and iii) Australia, New Zealand, Japan and Korea.

(4)
Our price/mix reported above includes the net impact of our pricing actions and rebates as well as the period-to-period change in the mix of products sold. Also included in our reported price/mix is the net effect of some of our customers purchasing our products in non-U.S. dollar or euro-denominated countries at selling prices denominated in U.S. dollars or euros. This primarily arises when we export products from the U.S. and euro-zone countries.

(5)
Total constant dollar change is a non-U.S. GAAP financial measure which excludes the impact of foreign currency translation. Since we are a U.S. domiciled company, we translate our foreign currency denominated financial results into U.S. dollars. Due to changes in the value of foreign currencies relative to the U.S. dollar, translating our financial results from foreign currencies to U.S. dollars may result in a favorable or unfavorable impact. It is important that we take into account the effects of foreign currency translation when we view our results and plan our strategies. Nonetheless, we cannot control changes in foreign currency exchange rates. Consequently, when our management looks at our financial results to measure the core performance of our business, we exclude the impact of foreign currency translation by translating our current period results at prior period foreign currency exchange rates. We also may exclude the impact of foreign currency translation when making incentive compensation determinations. As a result, our management believes that these presentations are useful internally and may be useful to our investors.